UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

BLUE OWL TECHNOLOGY INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of August 1, 2023, Blue Owl Technology Income Corp. (f/k/a Owl Rock Technology Income Corp.) (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of August 1, 2023 (number of shares finalized on August 21, 2023)	6,131,204	$62,599,591

Item 8.01.	Other Events.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5 billion (the “Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”). Additionally, the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class I Common Shares	14,569,717	$146,225,636
Class S Common Shares	29,222,527	$295,640,711
Class D Common Shares	1,882,553	$19,063,675
Private Offering
Class I Common Shares	108,711,033	$1,089,836,636

Total Offering and Private Offering*	154,385,830	$1,550,766,658

*

Includes seed capital of $1,000 contributed by Blue Owl Technology Credit Advisors LLC (f/k/a Owl Rock Technology Advisors LLC), an affiliate of Blue Owl Technology Credit Advisors II LLC (f/k/a Owl Rock Technology Advisors II LLC) (the “Adviser”), in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser.

Recent Blue Owl Credit Transaction Highlights1

In July 2023, Blue Owl Capital Inc. (“Blue Owl”) closed on an investment as the Joint Lead Arranger in support of Crosspoint’s take-private acquisition of Absolute Software (“Absolute”). Blue Owl also served as one of the lead lenders in the deal. The financing was comprised of a $355 million senior secured credit facility, which included a revolver and unitranche term loan. Absolute is a provider of security software that allows enterprise, government, and education customers to track, control, and self-heal (i.e. ability to repair and reinstall software) their devices and applications.

1

The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, that are part of Blue Owl’s Credit platform. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.

August 1, 2023 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first business day of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The August 1, 2023 public offering price for each of our share classes is equal to such class’s NAV per share as of July 31, 2023, plus applicable maximum upfront sales load.

Net Asset Value (per share)
Class S	$10.21
Class D	$10.21
Class I	$10.21

The average debt-to-equity leverage ratio during the month-to-date period ended July 31, 2023 was 0.64x. The table below summarizes the company’s committed debt capacity and drawn amounts as of July 31, 2023.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$800,000	$313,795
SPV Asset Facility I	750,000	630,000
SPV Asset Facility II	250,000	20,000
July 2026 Unsecured Notes	100,000	100,000

Total Debt	$1,900,000	$1,063,795

Of the Company’s committed debt capacity, $963.8 million (90.6%) is in secured floating rate leverage based on drawn amounts.

Portfolio Update

As of July 31, 2023, we had debt investments in 90 portfolio companies with an aggregate par value of $2.4 billion. As of July 31, 2023, based on par value, our portfolio consisted of 81.4% first lien debt investments, 9.6% second lien debt investments and 9.0% equity investments. As of July 31, 2023, 100.0% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of July 31, 2023.

Industry	Par ( $ in thousands)	% of Par
Systems Software	$438,641	18.4%
Application Software	409,130	17.2%
Health Care Technology	243,059	10.2%
Insurance	192,960	8.1%
Food & Staples Retailing	154,233	6.5%
IT Services	144,401	6.1%
Commercial Services & Supplies	108,144	4.5%
Electrical Equipment	100,000	4.2%
Diversified Financial Services	86,051	3.6%
Professional services	81,642	3.4%
Health Care Providers & Services	77,514	3.3%
Real Estate Management & Development	74,940	3.1%
Aerospace & Defense	54,264	2.3%
Beverages	50,000	2.1%
Diversified Consumer Services	30,263	1.3%
Health Care Equipment & Supplies	26,738	1.1%
Containers & Packaging	26,711	1.1%
Life Sciences Tools & Services	25,000	1.1%
Buildings & Real Estate	20,772	0.9%
Construction & Engineering	12,375	0.5%
Building Products	10,144	0.4%
Pharmaceuticals	8,590	0.4%
Energy Equipment & Services	5,000	0.2%

Total	2,380,572	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Dated: August 23, 2023	By:	/s/ Bryan Cole
	Name:	Bryan Cole
	Title:	Chief Financial Officer and Chief Operating Officer